UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2022
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AMETEK, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		1-12981	14-1682544
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1100 Cassatt Road
Berwyn,	Pennsylvania		19312
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (610) 647-2121
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value (voting)	AME	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Suzanne L. Stefany was appointed to the Board of Directors of AMETEK, Inc., or the “Company” effective August 3, 2022 to serve as a Class III Director until the 2024 Annual Meeting. Ms. Stefany joins the Board as an independent director. There is no arrangement or understanding between Ms. Stefany and any other person pursuant to which she was appointed as a director.

Non-employee directors receive compensation for service as a director which includes an annual basic retainer fee of $110,000, payable in advance in equal quarterly installments. Accordingly, Ms. Stefany will receive the pro rata portion of the annual fee for 2022. Non-employee directors also receive an annual equity award with a target value of $165,000. Additionally, non-employee directors are reimbursed for expenses related to their Board service.

On August 5, 2022, the Company issued a press release announcing Ms. Stefany’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 5, 2022, “AMETEK Announces Appointment of Suzanne Stefany to Board of Directors”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

August 8, 2022	By:	/s/ WILLIAM J. BURKE
Name: William J. Burke
Title: Executive Vice President - Chief Financial Officer